Exhibit 4.3

FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

April 21, 2021

among

JPMORGAN CHASE BANK, N.A.,

as Credit Facility Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Initial Other Authorized Representative,

each additional Authorized Representative from time to time party hereto,

and consented to by each Grantor from time to time party hereto

i

Annexes and Exhibits

Annex A	Consent of Grantors
Annex B	Joinder

ii

This FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of April 21, 2021, is among JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as collateral agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Facility Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Initial Other First-Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Other First-Priority Secured Parties of the Series with respect to which it is acting in such capacity, as consented to by the Grantors in the Consent of Grantors.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Facility Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First-Priority Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First-Priority Secured Parties of the applicable Series) agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise expressly stated herein, all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the First-Priority Secured Parties of each Series that the holders of First-Priority Obligations of such Series (and not the First-Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Priority Obligations), (y) any of the First-Priority Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of First-Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Priority Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of First-Priority Obligations but junior to the security interest of any other Series of First-Priority Obligations or (ii) the existence of any Collateral for any other Series of First-Priority Obligations that is not Common Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Priority Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First-Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Priority Obligations, and the rights of the holders of such Series of First-Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Priority Obligations subject to such Impairment. Additionally, in the event the First-Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Priority Obligations or the Secured Credit Documents governing such First-Priority Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional First-Priority Agent” has the meaning assigned to such term in Section 5.14(b).

“Additional First-Priority Agreements” has the meaning assigned to such term in Section 5.14(b).

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Facility Agent, (ii) in the case of the Initial Other First-Priority Obligations or the Initial Other First-Priority Secured Parties, the Initial Other Authorized Representative and (iii) in the case of any Series of Other First-Priority Obligations or Other First-Priority Secured Parties that become subject to this Agreement after the date hereof, the Person named as the Additional First-Priority Agent for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of commercial credit or debit card, merchant card, or purchasing card programs (including non-card e-payables services), or treasury, depositary or cash management services (including any automated clearing house transfer of funds, overdraft, controlled disbursement, electronic funds transfer, lockbox, stop payment, return item and wire transfer services), and including any other services or transactions of the type referred to in the definition of “Deposit Obligations” in the Credit Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any First-Priority Collateral Document to secure one or more Series of First-Priority Obligations.

“Common Collateral” means, at any time, such portion of the Collateral in which the holders of two or more Series of First-Priority Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time; provided that collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the administrative agent thereunder pursuant to Section 2.05 of the Credit Agreement (or any Equivalent Provision) shall be applied as specified in the Credit Agreement or such Equivalent Provision and will not constitute Common Collateral. If more than two Series of First-Priority Obligations are outstanding at any time and the holders of less than all Series of First-Priority Obligations hold a valid and perfected security interest in any portion of the Collateral at such time, then such portion of the Collateral shall constitute Common Collateral for those Series of First-Priority Obligations that hold a valid and perfected security interest in such portion of the Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such portion of the Collateral at such time.

“Consent of Grantors” means the Consent of Grantors in the form of Annex A attached hereto.

“Control Collateral” means any Common Collateral in the control of the Controlling Authorized Representative (or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Control Collateral includes, without limitation, Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Controlling Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Facility Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Controlling Authorized Representative shall be the Authorized Representative that is the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First-Priority Secured Parties whose Authorized Representative is the Controlling Authorized Representative for such Common Collateral.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 5, 2018, among Parent, Coty B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, the lenders party thereto from time to time, the Credit Facility Agent, as administrative agent and the other parties thereto from time to time, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, including, in the event such Credit Agreement is terminated or replaced and Parent subsequently enters into any “Credit Facilities” (as defined in the Initial Other First-Priority Agreement), the Credit Agreement designated by Parent to be the “Credit Agreement” hereunder.

“Credit Agreement Collateral Agreement” means that certain Pledge and Security Agreement dated as of October 27, 2015, by and among Parent, the other Grantors party thereto and the Credit Facility Agent, as amended, modified, supplemented, replaced or restated from time to time.

“Credit Agreement Collateral Documents” means the Credit Agreement Collateral Agreement and the other “Security Documents” as defined in the Credit Agreement.

“Credit Agreement Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means all “Obligations” (as such term is defined in the Credit Agreement) of Parent and other obligors under the Credit Agreement or any of the other Credit Agreement Documents with respect to any Loan or Letter of Credit and including, for the avoidance of doubt, any Swap Obligations and Deposit Obligations (each as defined in the Credit Agreement).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Credit Facility Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Common Collateral and any Series of First-Priority Obligations, the date on which such Series of First-Priority Obligations is no longer secured by, and no longer required to be secured by, such Common Collateral. The term “Discharged” has a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Common Collateral, the Discharge of the Credit Agreement Obligations (other than any contingent “Obligations” as defined in and under the Credit Agreement in respect of which no claim has been made) with respect to such Common Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations or an incurrence of future Credit Agreement Obligations with additional First-Priority Obligations secured by such Common Collateral under an Other First-Priority Agreement which has been designated in writing by Parent to the Controlling Authorized Representative and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Equivalent Provision” means, with respect to any reference to a specific provision of an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, supplemented, modified or replaced after the date hereof in a manner permitted hereby, the provision in such amended, restated, supplemented, modified or replacement agreement that is the equivalent to such specific provision in such original agreement.

“Event of Default” means an “Event of Default” under and as defined in the Credit Agreement or any Other First-Priority Agreement (or, in each case, the Equivalent Provision thereof).

“First-Priority Cash Management Obligations” means any Cash Management Obligations secured by any Common Collateral under the First-Priority Collateral Documents.

“First-Priority Collateral Documents” means any agreement, instrument or document entered into in favor of the applicable Authorized Representative for the holders of any Series of First-Priority Obligations for purposes of securing such Series of First-Priority Obligations.

“First-Priority Hedging Obligations” means any Hedging Obligations secured by any Common Collateral under the First-Priority Collateral Documents.

“First-Priority Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) each Series of Other First-Priority Obligations and (iii) any other First-Priority Hedging Obligations and First-Priority Cash Management Obligations (which shall be deemed to be part of the Series of Other First-Priority Obligations to which they relate to the extent provided in the applicable Other First-Priority Agreement); provided that First-Priority Obligations with respect to the Initial Other First-Priority Obligations shall not include fees or indemnifications in favor of third parties other than the Initial Other Authorized Representative and the Initial Other First-Priority Secured Parties.

“First-Priority Secured Parties” means the Persons holding any First-Priority Obligations, including (a) the Credit Agreement Secured Parties and (ii) the Other First-Priority Secured Parties with respect to each Series of Other First-Priority Obligations.

“Grantors” means Parent and each of the Subsidiaries of Parent that has executed and delivered a First-Priority Collateral Document as a grantor thereunder unless and until such Subsidiary is released from its obligations under such First-Priority Collateral Documents.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Swap Contracts, including any obligations of the type referred to in the definition of “Swap Agreement” in the Credit Agreement.

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other First-Priority Agreement” means that certain Indenture, dated as of April 21, 2021, among Parent, as issuer, the guarantors named therein, Deutsche Bank Trust Company Americas, as trustee and collateral agent, as amended, modified, supplemented, replaced or refinanced from time to time.

“Initial Other First-Priority Obligations” means the “Secured Obligations” as defined in the Notes Collateral Agreement.

“Initial Other First-Priority Secured Parties” means the holders of any Initial Other First-Priority Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against Parent or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Parent or any other Grantor, any receivership or assignment for the benefit of creditors relating to Parent or any other Grantor or any similar case or proceeding relative to Parent or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Parent or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Documents); or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of Parent or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this agreement substantially in the form of Annex B, appropriately completed.

“JPMorgan” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or similar agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than such financing statement or similar notices filed for informational or precautionary purposes only); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” means, with respect to any Common Collateral, the Authorized Representative of the Series of Other First-Priority Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other First-Priority Obligations with respect to such Common Collateral; provided, however, that if there are two outstanding Series of Other First-Priority Obligations which have an equal outstanding principal amount, the Series of Other First-Priority Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition, and if such Series of Other First-Priority Obligations have the same maturity date, the Major Non-Controlling Authorized Representative shall be determined by vote of the holders of such Series of Other First-Priority Obligations constituting a majority of the amount of such Series of Other First-Priority Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means any Authorized Representative that is not the Controlling Authorized Representative at such time with respect to such Common Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First-Priority Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Controlling Authorized Representative’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First-Priority Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First-Priority Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First-Priority Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the Controlling Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First-Priority Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Notes Collateral Agreement” means the Pledge and Security Agreement dated as of the date hereof among Parent, the other Grantors party thereto, and the Initial Other Authorized Representative, as amended, modified, supplemented, replaced or restated from time to time.

“Other First-Priority Agreement” means (i) the Initial Other First-Priority Agreement and (y) each Additional First-Priority Agreement.

“Other First-Priority Obligations” means (i) the Initial Other First-Priority Obligations and (ii) all obligations of the Grantors that shall have been designated as such pursuant to Section 5.14.

“Other First-Priority Secured Party” means the holders of any Other First-Priority Obligations and any Authorized Representative with respect thereto and includes the Initial Other First-Priority Secured Parties.

“Parent” means Coty, Inc., a Delaware corporation.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Possessory Collateral” means any Common Collateral in the possession of the Controlling Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Controlling Authorized Representative under the terms of the First-Priority Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required Holders” means, with respect to any Secured Credit Document, those First-Priority Secured Parties the approval of which is required to approve an amendment or modification, termination or waiver of any provision of or consent to any departure from such Secured Credit Document (or which would be required to effect such consent under this Agreement if such consent were treated as an amendment of such Secured Credit Document).

“Secured Credit Document” means (i) the Credit Agreement, (ii) the Initial Other First-Priority Agreement and (iii) each Additional First-Priority Agreement.

“Series” means (a) with respect to the First-Priority Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First-Priority Secured Parties (in their capacities as such) and (iii) the Other First-Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First-Priority Secured Parties) and (b) with respect to any First-Priority Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First-Priority Obligations and (iii) the Other First-Priority Obligations incurred pursuant to any Other First-Priority Agreement (other than the Initial Other First-Priority Agreement), which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First-Priority Obligations).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate swaps and options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

ARTICLE 2

PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

Section 2.01. Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Controlling Authorized Representative or any First-Priority Secured Party is taking action to enforce rights in respect of any Common Collateral, or any distribution is made in respect of any Common Collateral in any Bankruptcy Case of any Grantor or any First-Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Common Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First-Priority Secured Party are received by the Controlling Authorized Representative or any First-Priority Secured Party pursuant to any such intercreditor agreement with respect to such Common Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Priority Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Controlling Authorized Representative as follows:

FIRST, to the payment of all reasonable fees, costs and expenses incurred by the Controlling Authorized Representative in connection with such collection or sale or otherwise in connection with this Agreement, or any other First-Priority Collateral Document or any of the First-Priority Obligations, including all court costs and the reasonable fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by the Controlling Authorized Representative hereunder or under any other First-Priority Collateral Document on behalf of the Grantors, if any, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First-Priority Collateral Document;

SECOND, to the payment of all reasonable fees, costs and expenses incurred by the Authorized Representatives (other than the Authorized Representative that is the Controlling Authorized Representative) in connection with such collection or sale or otherwise in connection with this Agreement, or any other First-Priority Collateral Document or any of the First-Priority Obligations, including all court costs and the reasonable fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by such Authorized Representatives hereunder or under any other First-Priority Collateral Document on behalf of the Grantors, if any, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First-Priority Collateral Document;

THIRD, subject to Section 1.01(b), to the payment in full of the First-Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First-Priority Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; and

FOURTH, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First-Priority Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a lien or security interest that is junior in priority to the security interest of any Series of First-Priority Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Priority Obligations (such third party an “Intervening Creditor”), the value of any Common Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or Proceeds to be distributed in respect of the Series of First-Priority Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First-Priority Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Priority Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Priority Obligations granted on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b) hereof), each First-Priority Secured Party hereby agrees that the Liens securing each Series of First-Priority Obligations on any Common Collateral shall be of equal priority.

Section 2.02. Actions with Respect to Common Collateral; Prohibition on Contesting Liens. (a) With respect to any Common Collateral, (i) notwithstanding Section 2.01, only the Controlling Authorized Representative shall act or refrain from acting with respect to the Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral) and then only on the instructions of the requisite Controlling Secured Parties under the applicable Secured Credit Document and (ii) no other Authorized Representative or Non-Controlling Authorized Representative or other First-Priority Secured Party (other than the Controlling Secured Parties) shall or shall instruct the Controlling Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), whether under any First-Priority Collateral Document, applicable law or otherwise, it being agreed that only the Controlling Authorized Representative, acting on the instructions of the requisite Controlling Secured Parties under the applicable Secured Credit Document and in accordance with the applicable First-Priority Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Common Collateral. Notwithstanding the equal priority of the Liens, the Controlling Authorized Representative may deal with the Common Collateral as if such Controlling Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Authorized Representative or the Controlling Secured Parties or any other exercise by the Controlling Authorized Representative or the Controlling Secured Parties of any rights and remedies relating to the Common Collateral or to cause the Controlling Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Priority Secured Party, Controlling Authorized Representative or any Authorized Representative with respect to any Collateral not constituting Common Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Common Collateral for the benefit of any Series of First-Priority Obligations (other than funds deposited for the discharge or defeasance of any Other First-Priority Agreement) other than pursuant to the First-Priority Collateral Documents and, by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First-Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Priority Collateral Documents applicable to it.

(c) Each of the First-Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First-Priority Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any Authorized Representative or any First-Priority Secured Party to enforce this Agreement or (ii) the rights of any First-Priority Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure First-Priority Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

Section 2.03. No Interference; Payment Over. (a) Each First-Priority Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by, or with the consent of, the Controlling Authorized Representative, (ii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Authorized Representative or any other First-Priority Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Authorized Representative or any other First-Priority Secured Party of any right, remedy or power with respect to any Common Collateral, (iii) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Authorized Representative or any other First-Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral, and none of the Controlling Authorized Representative, any other Authorized Representatives or any other First-Priority Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Authorized Representative or other First-Priority Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Authorized Representatives or any other First-Priority Secured Party to enforce this Agreement.

(b) Each First-Priority Secured Party hereby agrees that, if it shall obtain possession of any Common Collateral or shall realize any proceeds or payment in respect of any such Common Collateral, pursuant to any First-Priority Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First-Priority Obligations, then it shall hold such Common Collateral, proceeds or payment in trust for the First-Priority Secured Parties and promptly transfer such Common Collateral, proceeds or payment, as the case may be, to the Controlling Authorized Representative, to be distributed by the Controlling Authorized Representative in accordance with the provisions of Section 2.01(a) hereof.

Section 2.04. Automatic Release of Liens; Amendments to First-Priority Collateral Documents. (a) If at any time any Common Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Controlling Authorized Representative in accordance with the provisions of this Agreement and the applicable First-Priority Collateral Documents, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Authorized Representative for the benefit of each Series of First-Priority Secured Parties upon such Common Collateral will automatically be released and discharged upon the consummation of such transfer or disposition; provided that any proceeds of any Common Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) If, in connection with any sale, lease, exchange, transfer or other disposition of any Common Collateral permitted under the terms of the Secured Credit Documents (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing), the Controlling Authorized Representative, for itself or on behalf of the Controlling Secured Parties, releases any of its Liens on any part of the Common Collateral, then the Liens, if any, of each Non-Controlling Authorized Representative on such Common Collateral (but not the proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released, and each Non-Controlling Authorized Representative promptly shall execute, if applicable, and deliver to the Controlling Authorized Representative or such Grantor such termination statements, releases, authorizations and other documents and instruments, and shall take or authorize the Controlling Authorized Representative or such Grantor to take such action (including any recordation, filing or giving of notice), as the Controlling Authorized Representative or such Grantor may reasonably request to effectively confirm such release.

(c) Each First-Priority Secured Party agrees that the Controlling Authorized Representative may, with the prior written consent of the Grantors, enter into any amendment (and, upon request by the Controlling Authorized Representative, each Authorized Representative shall sign a consent to such amendment) to any First-Priority Collateral Document solely as such First-Priority Collateral Document relates to a particular Series of First-Priority Obligations for which the Controlling Authorized Representative is acting (including, without limitation, to release Liens securing such Series of First- Priority Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First-Priority Obligations was incurred and (y) such amendment does not adversely affect the First-Priority Secured Parties of any other Series. The Controlling Authorized Representative shall provide a copy of such amendment to each Authorized Representative.

(d) Each Authorized Representative agrees to execute, if applicable and deliver (at the sole cost and expense of the Grantors) all such termination statements, releases, authorizations and other documents and instruments, and shall take or authorize the applicable Authorized Representative or such Grantor to take such action (including any recordation, filing or giving of notice) reasonably required in connection therewith as shall reasonably be requested by the applicable Authorized Representative to evidence and confirm any release of Common Collateral, whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise or amendment to any First-Priority Collateral Document provided for in this Section.

Section 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Parent or any of its Subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or otherwise or the use of cash collateral under Section 363 of the Bankruptcy Code or otherwise, each First-Priority Secured Party (other than any Controlling Secured Party or the Controlling Authorized Representative) agrees that it will raise no objection to any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral and shall not request adequate protection or any other relief in connection therewith, unless the Controlling Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral (including to any “carve-out” for professional and United States Trustee fees, administrative and other priority claims) on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First-Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the First-Priority Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First-Priority Secured Parties (other than any Liens of the First-Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Priority Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First-Priority Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Priority Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement and (D) if any First-Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the First-Priority Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Priority Secured Parties of such Series or its Authorized Representative that shall not constitute Common Collateral; and provided further that the First-Priority Secured Parties receiving adequate protection shall not object to any other First-Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Priority Secured Parties in connection with a DIP Financing or use of cash collateral.

(c) If any Grantor shall become subject to a Bankruptcy Case, each First-Priority Secured Party (other than any Controlling Authorized Representative) agrees that it shall not:

(i) seek in respect of any part of the Common Collateral or proceeds thereof, or any Lien on the Common Collateral, any relief from or modification of the automatic or other stay as provided in Section 362 of the Bankruptcy Code or under any other applicable Bankruptcy Law or otherwise, or take any action in derogation thereof; and

(ii) oppose or object (and instead shall be deemed to have consented), or join any other Person in opposing or objecting, to any disposition of any Common Collateral (including any credit bid under Section 363(k) of the Bankruptcy Code or under any other applicable Law or otherwise) free and clear of the Liens on the Common Collateral securing the First-Priority Obligations or other claims under Section 363 of the Bankruptcy Code or otherwise (so long as pursuant to court order the respective interests of the First-Priority Secured Parties attach to any net proceeds thereof on the same basis of priority as the Liens on the Common Collateral as existed prior to such disposition), if each Controlling Authorized Representative shall consent to, or not object to, such disposition.

Section 2.06. Reinstatement. In the event that any of the First-Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article 2 shall be fully applicable thereto until all such First-Priority Obligations shall again have been paid in full in cash.

Section 2.07. Insurance. As between the First-Priority Secured Parties, the Controlling Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

Section 2.08. Refinancings. The First-Priority Obligations of any Series may be Refinanced, in whole or in part, in each case without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of, any First-Priority Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09. Possessory Collateral, Control Collateral and Controlling Authorized Representative as Gratuitous Bailee/Agent for Perfection. (a) The Controlling Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Controlling Authorized Representative, each other Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral, from time to time in its possession, as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Upon the delivery of any such Collateral to the applicable Authorized Representative, the Grantors’ obligations to deliver such Collateral to any Authorized Representative pursuant to the terms of the applicable First-Priority Collateral Document shall be deemed satisfied.

(b) The duties or responsibilities of the Controlling Authorized Representative and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Common Collateral constituting Possessory Collateral or Control Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party for purposes of perfecting the Lien held by such First-Priority Secured Parties therein.

(c) The agreement of the Controlling Authorized Representative to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

(d) Upon the occurrence of any change in the identity of the Person serving as the Controlling Authorized Representative, the retiring Controlling Authorized Representative shall (i) deliver to the successor Controlling Authorized Representative (and each Grantor hereby directs the Controlling Authorized Representative to so deliver) at the Grantors’ sole cost and expense, any Possessory Collateral or Control Collateral evidencing or constituting such Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Secured Credit Documents and (ii) in the case of any Common Collateral as to which the Controlling Authorized Representative has control (whether pursuant to an account control agreement or otherwise), the Controlling Authorized Representative and the applicable Grantor, at the Grantors’ sole cost and expense, shall take such actions, if any, as are required to cause control over such Common Collateral to become vested in the successor Controlling Authorized Representative.

ARTICLE 3

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the Controlling Authorized Representative or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Priority Obligations of any Series, or the Common Collateral subject to any Lien securing the First-Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that, if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Controlling Authorized Representative or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of a Responsible Officer of Parent. The Controlling Authorized Representative and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Priority Secured Party or any other person as a result of such determination, except to the extent a court of competent jurisdiction in a final, nonappealable judgment to have resulted from gross negligence or willful misconduct of such Authorized Representative.

ARTICLE 4

THE CONTROLLING AUTHORIZED REPRESENTATIVE

Section 4.01. Appointment and Authority. (a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Controlling Authorized Representative to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct the Controlling Authorized Representative, except that the Controlling Authorized Representative shall be obligated to distribute proceeds of any Common Collateral in accordance with Section 2.01 hereof.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Authorized Representative shall be entitled, for the benefit of the First-Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the First-Priority Collateral Documents for which the Controlling Authorized Representative is the collateral agent of such Common Collateral, without regard to any rights to which Non-Controlling Secured Parties would otherwise be entitled as a result of holding any First-Priority Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Authorized Representative or any other First-Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the First-Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any First-Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Priority Secured Parties waives any claim it may now or hereafter have against the Controlling Authorized Representative or the Authorized Representative of any other Series of First-Priority Obligations or any other First-Priority Secured Party of any other Series arising out of (i) any actions which the Controlling Authorized Representative, any Authorized Representative or any First-Priority Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with the First-Priority Collateral Documents or any other agreement related thereto or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by any Authorized Representative or any holders of First-Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05 of this Agreement, any borrowing or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by Parent or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Authorized Representative shall not accept any Common Collateral in full or partial satisfaction of any First-Priority Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Priority Obligations for whom such Collateral constitutes Common Collateral.

Section 4.02. Rights as a First-Priority Secured Party. The Person serving as the Controlling Authorized Representative hereunder shall have the same rights and powers in its capacity as a First-Priority Secured Party under any Series of First-Priority Obligations that it holds as any other First-Priority Secured Party of such Series and may exercise the same as though it were not the Controlling Authorized Representative and the term “First-Priority Secured Party” or “First-Priority Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Other First-Priority Secured Party” or “Other First-Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary of Parent or other Affiliate thereof as if such Person were not the Controlling Authorized Representative hereunder and without any duty to account therefor to any other First-Priority Secured Party.

Section 4.03. Exculpatory Provisions. (a) The Controlling Authorized Representative shall not have any duties or obligations except those expressly set forth herein and in the other First-Priority Collateral Documents. Without limiting the generality of the foregoing, the Controlling Authorized Representative:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First-Priority Collateral Documents; provided that the Controlling Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Authorized Representative to liability or that is contrary to any First-Priority Collateral Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First-Priority Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Authorized Representative or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision or (B) in reliance on a certificate of an authorized officer of Parent stating that such action is not prohibited by the terms of this Agreement. The Controlling Authorized Representative shall be deemed not to have knowledge of any Event of Default under any Series of First-Priority Obligations unless and until notice describing such Event of Default is given to the Controlling Authorized Representative by the Authorized Representative of such First-Priority Obligations or Parent;

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other First-Priority Collateral Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Priority Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Priority Collateral Documents, (E) the value or the sufficiency of any Collateral for any Series of First-Priority Obligations, or (F) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Authorized Representative;

(vi) shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other First-Priority Agreement (but shall be entitled to all protections provided to the Authorized Representative therein); and

(vii) with respect to the Credit Agreement, any Other First-Priority Agreement or any First-Priority Collateral Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless it has knowledge of any such non-compliance or is advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation.

(b) Each First-Priority Secured Party acknowledges that, in addition to acting as the initial Controlling Authorized Representative, JPMorgan also serves as Credit Facility Agent under the Credit Agreement and each First-Priority Secured Party hereby agrees not to assert any claim (including as a result of any conflict of interest) against JPMorgan, or any successor, arising from the role of Credit Facility Agent under the Credit Agreement so long as JPMorgan, or any such successor is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct.

(c) Each Authorized Representative and each First-Priority Secured Party hereby waives any claim it may now or hereafter have against the Controlling Authorized Representative or any First-Priority Secured Parties arising out of (i) any actions which the Controlling Authorized Representative (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First-Priority Collateral Documents, or any other agreement related thereto, or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by the Controlling Authorized Representative (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, Parent or any of its Subsidiaries, as debtor-in-possession.

Section 4.04. Reliance by Controlling Authorized Representative. The Controlling Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Controlling Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Controlling Authorized Representative may consult with legal counsel (who may include, but shall not be limited to counsel for Parent and its Subsidiaries or counsel to the Credit Facility Agent or any Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 4.05. Delegation of Duties. The Controlling Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder or under any other First-Priority Collateral Document by or through any one or more sub-agents appointed by the Controlling Authorized Representative. The Controlling Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Controlling Authorized Representative and any such sub-agent.

Section 4.06. Non-Reliance on Controlling Authorized Representative and Other First-Priority Secured Parties. Each First-Priority Secured Party, other than the Initial Other Authorized Representative, acknowledges that it has, independently and without reliance upon the Controlling Authorized Representative, any Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Priority Secured Party also acknowledges that it will, independently and without reliance upon the Controlling Authorized Representative, any Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 4.07. Collateral and Guaranty Matters. Each of the First-Priority Secured Parties irrevocably authorizes the Credit Facility Agent or the Initial Other Authorized Representative, as applicable, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by it under any First-Priority Collateral Document to which it is a party in accordance with Section 2.04 of this Agreement or upon receipt of a written request from Parent stating that the release of such Lien is not prohibited by the terms of each then extant Secured Credit Document; and

(b) to release any Grantor from its obligations under the First-Priority Collateral Documents it is a party upon receipt of a written request from Parent stating that such release is not prohibited by the terms of each then extant Secured Credit Document.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Notices. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(b) if to the Controlling Authorized Representative or the Credit Facility Agent, to it as provided in the Credit Agreement;

(c) if to the Initial Other Authorized Representative, to it at as provided in the Initial Other First-Priority Agreement; and

(d) if to any Additional First-Priority Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Controlling Authorized Representative and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 5.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall not be prohibited by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (or its authorized agent) and Parent. Notwithstanding anything in this Section 5.02(b) to the contrary, this Agreement may be amended from time to time at the request of Parent, at Parent’s expense, and without the consent of any Authorized Representative or any First-Priority Secured Party, to add other parties holding Other First-Priority Obligations (or any agent or trustee therefor) in accordance with clause (c) below and Section 5.14, to the extent such obligations are not prohibited by any Secured Credit Document. Each party to this Agreement agrees that (i) at the request (and sole expense) of Parent, without the consent of any First-Priority Secured Party, each of the Authorized Representatives shall, upon delivery of an Officers’ Certificate to the Initial Other Authorized Representative as provided in Section 5.13(b), execute and deliver an acknowledgment and confirmation of such modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications) and (ii) Parent shall be a beneficiary of this Section 5.02(b). Notwithstanding the foregoing, this Agreement shall terminate with respect to a Series of First-Priority Obligations (and the Authorized Representative with respect thereto) upon the Discharge of such Series of First-Priority Obligations or in the event such Series is no longer secured by the Collateral.

(c) Notwithstanding the foregoing, without the consent of any First-Priority Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 and, upon such execution and delivery, such Authorized Representative and the Other First-Priority Secured Parties and Other First-Priority Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First-Priority Collateral Documents applicable thereto.

Section 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or via electronic mail shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.07. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 5.08. Submission to Jurisdiction; Waivers. The Controlling Authorized Representative and each Authorized Representative, on behalf of itself and the First-Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First-Priority Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof and waives any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01 hereof;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First-Priority Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

Section 5.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

Section 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11. Conflicts. In the event of any conflict regarding the priority of the Liens and security interests granted to any of the Authorized Representatives or the exercise of rights or remedies of any of the Authorized Representatives between the terms of this Agreement and the terms of any of the other Secured Credit Documents or First-Priority Collateral Documents, the terms of this Agreement shall govern.

Section 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Priority Secured Parties in relation to one another. None of Parent, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article 5) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Other First-Priority Agreements), and none of Parent or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article 5); provided, however, that in no event shall any amendment or other modification of this agreement be effective to the extent the rights or obligations of any Grantor would be adversely affected thereby without the written consent of Parent. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor to pay the First-Priority Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.13. Authorized Representatives. (a) Each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Credit Agreement or the Initial Other First-Priority Agreement, as applicable; and in so doing, neither the Authorized Representative under the Credit Agreement nor the Initial Other Authorized Representative shall be responsible for the terms or sufficiency of this Agreement for any purpose. Each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Credit Agreement or the Initial Other First-Priority Agreement, as applicable.

(b) The Initial Other Authorized Representative shall not be under any obligation to take or consent to any action that is within the discretion of the Initial Other Authorized Representative under the provisions hereof, except upon the written instructions of the Required Holders. For purposes of determining whether the conditions precedent under this Agreement have been satisfied, and prior to executing and delivering any amendment or document of any kind, taking any action or releasing any Collateral as required by the terms of this Agreement, including pursuant to Sections 2.04(b), (c) and (d) hereof, the Initial Other Authorized Representative shall be entitled to receive and conclusively rely upon an Opinion of Counsel and Officer’s Certificate (as such terms are defined in the Initial Other First-Priority Agreement) to the effect that any such document, action or release is authorized, permitted or not prohibited hereunder and under the Initial Other First-Priority Agreement, the Notes Collateral Agreement and the other applicable First-Priority Collateral Documents (it being understood and agreed that this clause (b) shall not create any obligation upon Parent or any other Grantor to deliver any Opinion of Counsel or Officer’s Certificate). The Initial Other Authorized Representative shall not at any time be deemed or imputed to have any knowledge of or receipt of any notices, information, correspondence or materials in the possession of or given to any other Authorized Representative acting under any other Series of First-Priority Obligations.

Section 5.14. Other First-Priority Obligations. Parent may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Grantors that would, if such Liens were granted, constitute Common Collateral as “Other First-Priority Obligations” hereunder, by delivering to each Authorized Representative party hereto at such time a certificate of a Responsible Officer of Parent:

(a) describing the indebtedness and other obligations being designated as Other First-Priority Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth each of the indentures, credit agreements or other similar agreements (the “Additional First-Priority Agreements”) under which such Other First-Priority Obligations are, or are to be, issued or incurred, and under which the Liens securing such Other First-Priority Obligations are, or are to be, granted or created, and attaching copies of such Additional First-Priority Agreements as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Other First-Priority Obligations (such Person, the “Additional First-Priority Agent”) with respect to such Other First-Priority Obligations on the closing date of such Other First-Priority Obligations, certified as being true and complete by a Responsible Officer of Parent;

(c) identifying the Person that serves as the Additional First-Priority Agent;

(d) certifying that the incurrence of such Other First-Priority Obligations, the creation of the Liens securing such Other First-Priority Obligations and the designation of such Other First-Priority Obligations as “Other First-Priority Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document of any Series in effect at such time; and

(e) attaching a fully completed Joinder Agreement executed and delivered by the Authorized Representative in respect of such Series of Other First-Priority Obligations.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Other First-Priority Obligations for all purposes of this Agreement.

Section 5.15. Junior Lien Intercreditor Agreements. The Controlling Authorized Representative, the Initial Other Authorized Representative and each other Authorized Representative hereby appoint the Controlling Authorized Representative to act as agent on their behalf pursuant to and in connection with the execution of any intercreditor agreements governing any Liens on Common Collateral junior to Liens securing the First-Priority Obligations that are incurred after the date hereof in compliance with the Secured Credit Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Lien/First Lien Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Credit Facility Agent

By:	/s/ Ryan Baker
Name: Ryan Baker
Title: Vice President

[Signature Page to First Lien/First Lien Intercreditor Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Initial Other Authorized Representative

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

By:	/s/ Bridgette Casasnovas
Name: Bridgette Casasnovas
Title: Vice President

[Signature Page to First Lien/First Lien Intercreditor Agreement]

Annex A

CONSENT OF GRANTORS

Dated: April 21, 2021

Reference is made to the First Lien/First Lien Intercreditor Agreement, dated as of April 21, 2021, among JPMorgan Chase Bank, N.A., as Credit Facility Agent, Deutsche Bank Trust Company Americas, as Initial Other Authorized Representative (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the Grantors party hereto has read the Intercreditor Agreement and consents thereto. Each of the Grantors party hereto agrees to abide by the requirements expressly applicable to it under the Intercreditor Agreement and agrees that, except as otherwise provided therein, no First-Priority Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the Intercreditor Agreement. Each of the Grantors party hereto confirms that the Intercreditor Agreement is for the sole benefit of the First-Priority Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Each of the Grantors party hereto agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Controlling Authorized Representative may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent of Grantors shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Grantors pursuant to this Consent of Grantors shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

The words “execution,” “signed,” “signature,” and words of like import in this Consent of Grantors shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

IN WITNESS HEREOF, this Consent of Grantors is hereby executed by each of the Grantors as of the date first written above.

COTY INC., as a grantor

By:	/s/ Hemant Gandhi
Name: Hemant Gandhi
Title: Senior Vice President, Treasury

CALVIN KLEIN COSMETIC CORPORATION

COTY HOLDINGS INC.

COTY US HOLDINGS INC.

COTY US LLC

COTY BRANDS MANAGEMENT INC.

O P I PRODUCTS, INC.

GALLERIA CO.

GRAHAM WEBB INTERNATIONAL, INC.

THE WELLA CORPORATION

HFC PRESTIGE INTERNATIONAL U.S. LLC

HFC PRESTIGE PRODUCTS, INC.

NOXELL CORPORATION

as Grantors

By:	/s/ Hemant Gandhi
Name: Hemant Gandhi
Title: Treasurer

[Signature Page to First Lien/First Lien Intercreditor Agreement – Consent of Guarantors]

Annex B

Form of Joinder

[FORM OF] JOINDER AGREEMENT NO. [•] dated as of [•], 20[•] (the “Joinder Agreement”) to the FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT dated as of April 21, 2021 (the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Credit Facility Agent, Deutsche Bank Trust Company Americas, as Initial Other Authorized Representative, and each other Authorized Representative from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. Parent proposes to issue or incur Other First-Priority Obligations and the Person identified in the signature pages hereto as the “Additional First-Priority Agent” (the “Additional First-Priority Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Other First-Priority Secured Parties. The Other First-Priority Obligations are being designated as such by Parent in accordance with Section 5.14 of the Intercreditor Agreement.

C. The Additional First-Priority Agent wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Other First-Priority Secured Parties, the rights and obligations of an “Additional First-Priority Agent” and “Authorized Representative” thereunder. The Additional First-Priority Agent is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional First-Priority Agent and Authorized Representative thereunder.

Accordingly, the Additional First-Priority Agent and Parent agree as follows, for the benefit of the Additional First-Priority Agent, Parent and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional First-Priority Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional First-Priority Agent and Authorized Representative for the Other First-Priority Secured Parties from time to time in respect of the Other First-Priority Obligations, (b) agrees, for itself and on behalf of the Other First-Priority Secured Parties from time to time in respect of the Other First-Priority Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional First-Priority Agent and an Authorized Representative under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Authorized Representative. The Additional First-Priority Agent represents and warrants to the other Authorized Representatives and the other First-Priority Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional First-Priority Agent, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (c) the Other First-Priority Agreements relating to such Other First-Priority Obligations provide that, upon the Additional First-Priority Agent’s entry into this Joinder Agreement, the secured parties in respect of such Other First-Priority Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Other First-Priority Secured Parties.

Section 3. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Authorized Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional First-Priority Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission (including PDF copies) shall be effective as delivery of a manually signed counterpart of this Joinder Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Joinder Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.01 of the Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional First-Priority Agent has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL FIRST-PRIORITY AGENT], as ADDITIONAL FIRST-PRIORITY AGENT and AUTHORIZED REPRESENTATIVE for the OTHER FIRST-PRIORITY SECURED PARTIES

By:
Name:
Title:

Company Name

Attention of:
Telecopy:

[Signature Page to First Lien/First Lien Intercreditor Agreement – Consent of Guarantors]

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Credit Facility Agent

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Initial Other Authorized Representative

By:
Name:
Title:

COTY, INC.

By:
Name:
Title:

[Signature Page to First Lien/First Lien Intercreditor Agreement – Consent of Guarantors]